Exhibit 10.1

EIGHTH Amendment
to
Loan and security agreement
This Eighth Amendment to Loan and Security Agreement (this “Amendment”) is entered into December 18, 2019, by and between SILICON VALLEY BANK (“Bank”) and PIXELWORKS, INC., an Oregon corporation (“Borrower”).
Recitals
A.Bank and Borrower have entered into that certain Loan and Security Agreement dated as of December 21, 2010 (as the same may be amended, modified, supplemented and/or restated from time to time, including without limitation, by that certain Amendment No. 1 to Loan and Security Agreement dated as of December 14, 2012, that certain Amendment No. 2 Amendment to Loan and Security Agreement dated as of December 4, 2013, that certain Amendment No. 3 to Loan and Security Agreement dated as of December 18, 2015, that certain Amendment No. 4 to Loan and Security Agreement dated as of December 15, 2016, that certain Amendment No. 5 to Loan and Security Agreement dated as of July 21, 2017, that certain Amendment No. 6 to Loan and Security Agreement dated as of December 21, 2017, and that certain Seventh Amendment to Loan and Security Agreement dated as of December 18, 2018, collectively, the “Loan Agreement”). Capitalized terms used, but not defined herein, shall bear the meanings ascribed to such terms in the Loan Agreement.
B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.Borrower has requested that Bank amend the Loan Agreement to (i) extend the Revolving Line Maturity Date, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.
D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.Amendments to Loan Agreement.
2.1    Section 6.13 (Formation or Acquisition of Subsidiaries). Section 6.13 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:
“6.13    Formation or Acquisition of Subsidiaries. At the time that Borrower forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date (including, without limitation, pursuant to a Division), Borrower shall provide to Bank appropriate certificates and powers and financing statements, pledging (i) all of the direct or beneficial ownership interest in such new Subsidiary if such Subsidiary is a Domestic Subsidiary and (ii) not greater than sixty-five percent (65%) of all voting equity interests and all nonvoting equity interests in such new Subsidiary if such Subsidiary is a Foreign Subsidiary. in each case in form and substance reasonably satisfactory to Bank. Upon the reasonable request of Bank, Borrower shall cause such new Subsidiary to provide to Bank a joinder to the Loan Agreement to cause such Subsidiary to become a co-borrower hereunder or execute a guaranty, together with such appropriate financing statements and/or Control Agreements, all in form and substance satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary). Borrower shall provide to Bank all other documentation in form and substance satisfactory to Bank, including one or more opinions of counsel satisfactory to Bank, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement. or instrument executed or issued pursuant to this Section 6.13 shall be a Loan Document.”
2.2    Section 7.1 (Dispositions). Section 7.1 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:
“7.1    Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment; (c) in connection with Permitted Liens and Permitted Investments; (d) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States; (e) by the Borrower and its Subsidiary, Equator Technologies, Inc., of the Saleable Patents to Intellectual Ventures; and (f) by its Subsidiary, ViXS Systems, Inc., of certain patents to Rovi Corporation in the transaction dated December 21, 2018.”
2.3    Section 7.3 (Mergers or Acquisitions). Section 7.3 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:
“7.3    Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, pursuant to a Division). A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.”
2.4    Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement hereby are added or amended and restated in their entirety, as appropriate, as follows:
“Borrowing Base” is Two Million Five Hundred Thousand Dollars ($2,500,000) plus eighty percent (80%) of Eligible Accounts, as determined by Bank from Borrower's most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.
“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.
“Revolving Line Maturity Date” is December 26, 2020.

2.5    Section 13 (Definitions). Subsections (e) and (h) of the defined term “Eligible Accounts” set forth in Section 13.1 of the Loan Agreement hereby are amended and restated in their entirety to read as follows:
“(e)    Accounts owing from an Account Debtor which does not have its principal place of business in the United States (except for Tokyo Electron Device Ltd., Epson Precision (H.K.) Ltd., AECO Technology Co., Ltd., Qisda Optronics (Suzhou) Corporation, Upstar Technology (HK) Limited and Epson Precision (Philippines) Inc.) unless such Accounts are otherwise Eligible Accounts and (i) covered in full by credit insurance satisfactory to Bank, less any deductible, (ii) supported by 'alerts) of credit acceptable to Bank, (iii) supported by a guaranty from the Export-Import Bank of the United States, or (iv) that Bank otherwise approves of in writing;
(h)    Accounts owing from an Account Debtor, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, except for Tokyo Electron Device Ltd or any Subsidiary of Seiko Epson Corporation (including but not limited to Epson Engineering (Shenzen) Ltd., Epson Precision (H.K.) Ltd. and Epson Precision (Philippines) Inc.) for which such percentage is forty-five percent (45%) for the amounts that exceed that percentage, unless Bank approves in writing;”
2.6    Exhibit C to the Loan Agreement hereby is replaced with Exhibit C attached hereto.
3.Limitation of Amendments.
3.1    This Amendment is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3    The organizational documents of Borrower delivered to Bank on or prior to the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
6.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
7.Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of all Bank Expenses due and owing as of the date hereof, which may be debited from any of Borrower’s accounts at Bank.

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK SILICON VALLEY BANK By: /s/ Charles Thor Name: Charles Thor Title: Director	BORROWER PIXELWORKS, INC. By: /s/ Elias N. Nader Name: Elias N. Nader Title: Chief Financial Officer

EXHIBIT C - BORROWING BASE CERTIFICATE